Nektar Therapeutics Reports Financial Results for the First Quarter of 2012

SAN FRANCISCO, May 2, 2012 /PRNewswire/ -- Nektar Therapeutics (Nasdaq: NKTR) today reported its financial results for the first quarter ended March 31, 2012.

Cash, cash equivalents, and investments at March 31, 2012 were $498.8 million as compared to $414.9 million at December 31, 2011. This increase is primarily a result of the $124.0 million in proceeds received by Nektar for the sale of its Cimzia® and Mircera® royalty interests, which was completed during the first quarter of 2012.

"I am extremely pleased with Nektar's performance in the first quarter of 2012," said Howard W. Robin, President and Chief Executive Officer of Nektar. "We significantly strengthened our financial position with the sale of non-core royalties for $124 million with no equity dilution to our stockholders. We completed the Phase 1 clinical trials for NKTR-181, our novel opioid analgesic for chronic pain, and are targeting the start of the Phase 2 program in the middle of this year. In addition, we advanced our next new opioid candidate, NKTR-192 for acute pain, into Phase 1. Finally, the FDA approved the eighth product enabled by Nektar technology, Affymax's OMONTYS® for anemia, showcasing the ability of our technology platform to continue to produce new product candidates in high value therapeutic areas."

The company also announced that the naloxegol clinical studies in opioid-induced constipation continue on-track for planned regulatory filings by AstraZeneca in mid-2013, and partner Baxter is targeting the start of Phase 3 development by year-end for BAX 855, a long-acting PEGylated Factor VIII therapeutic candidate for hemophilia A.

Revenue for the first quarter of 2012 was $17.9 million, an increase versus $11.3 million in the first quarter of 2011. The increase was primarily due to higher product sales during the quarter. Total operating costs and expenses in the first quarter of 2012 were $55.9 million as compared to $45.2 million in the first quarter of 2011. Total operating costs and expenses increased primarily as a result of higher research and development expense and higher cost of goods for product sales. Research and development expense in the first quarter of 2012 was $35.1 million as compared to $30.2 million for the first quarter of 2011. R&D expense was higher in the first quarter of 2012 reflecting Nektar's focus on advancing a number of key clinical programs, including the Phase 3 study of etirinotecan pegol (NKTR-102) in metastatic breast cancer, the preparations to initiate the Phase 2 study for NKTR-181 in chronic pain patients, and the initial Phase 1 clinical study for NKTR-192.

General and administrative expense was $10.4 million in the first quarter of 2012, a decrease as compared to $11.7 million in the first quarter of 2011.

Net loss for the first quarter ended March 31, 2012 was $41.1 million or $0.36 loss per share.

The company also announced upcoming presentations at the following medical meetings and scientific congresses during the second and third quarters of 2012:

IMPAKT Breast Cancer Conference, Brussels, Belgium:

  Abstract Title: "Phase 3 study of NKTR-102 versus Treatment of Physician's Choice (TPC) in patients (pts) with locally recurrent or metastatic breast cancer (MBC) previously treated with an anthracycline, a taxane, and capecitabine (ATC)", Cortes, J, et. al.
    Abstract/Poster Number: #173
    Session Title/Track: "New Drug Development"
    Date: May 4, 2012, Gold Hall, 16:15 – 17:20 p.m. Central European Time
  Abstract Title: "Significant antitumor activity in a randomized phase 2 study comparing 2 schedules of NKTR-102 in patients with metastatic breast cancer", Awada A, et. al.
    Abstract/Poster Number: #249
    Session Title/Track: "New Drug Development"
    Date: May 4, 2012, Gold Hall, 16:15 – 17:20 p.m. Central European Time

American Society of Oncology (ASCO) Annual Meeting, Chicago, Illinois:

  Abstract Title: "Phase 3 study of NKTR-102 versus Treatment of Physician's Choice (TPC) in pts with locally recurrent or metastatic breast cancer previously treated with an anthracycline, a taxane and capecitabine", Perez E, et. al.
    Abstract/Poster Number: #TPS1140/36A
    Session Title/Track: "Trials in Progress Session"
    Date: June 2, 2012, 8:00 a.m. – 12:00 p.m. Central Time
    Location: S Hall A2
  Abstract Title: "NKTR-102 in patients with platinum-resistant ovarian cancer: Modeling CA-125 response and its correlation with tumor response", Chia Y, et. al.
    Abstract/Poster Number: #5048/18H
    Session Title/Track: "General Poster Session: Gynecologic Cancer"
    Date: June 3, 2012, 8:00 a.m. – 12:00 p.m. Central Time
    Location: S Hall A2

The International Conference on Opioids: Basic Science, Clinical Applications and Compliance

  Abstract Title: "Multiple Dose Pharmacokinetics and Pharmacodynamics of the New Oral Opioid Analgesic, NKTR-181" Odinecs et. al.
    Abstract: #35
    Date: June 12, 2012, 8:00 a.m. - 6:00 p.m. Eastern Time

Conference Call to Discuss First Quarter 2012 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time (ET)/2:00 p.m. Pacific Time (PT) today, Wednesday, May 2, 2012.

The press release and a live audio-only Webcast of the conference call can be accessed through a link that is posted on the home page and Investor Relations section of the Nektar website: http://www.nektar.com. The web broadcast of the conference call will be available for replay through June 2, 2012.

To access the conference call, follow these instructions:

Dial: (866) 203-3436 (U.S.); (617) 213-8849 (international)
Passcode: 64392378 (Nektar Therapeutics is the host)

An audio replay will also be available shortly following the call through Saturday, June 2, 2012 and can be accessed by dialing (888) 286-8010(U.S.); or (617) 801-6888 (international) with a passcode of 29485870.

About Nektar

Nektar Therapeutics is a biopharmaceutical company developing novel therapeutics based on its PEGylation and advanced polymer conjugation technology platforms. Nektar has a robust R&D pipeline of potentially high-value therapeutics in oncology, pain and other therapeutic areas. In the area of pain, Nektar has an exclusive worldwide license agreement with AstraZeneca for naloxegol (NKTR-118), an investigational drug candidate, which is being evaluated in Phase 3 clinical studies as a once- daily, oral tablet for the treatment of opioid-induced constipation. This agreement also includes NKTR-119, an earlier stage development program that is a co-formulation of naloxegol and an opioid. NKTR-181, a novel mu-opioid analgesic in development to treat chronic pain, has completed Phase 1 development and is being prepared for a Phase 2 study. NKTR-192, a novel mu-opioid analgesic in development to treat acute pain is in Phase 1 clinical development. In oncology, etirinotecan pegol (NKTR-102) is being evaluated in a Phase 3 clinical study for the treatment of metastatic breast cancer and in Phase 2 studies for the treatment of ovarian and colorectal cancers.

Nektar's technology has enabled eight approved products in the U.S. or Europe through partnerships with leading biopharmaceutical companies, including Affymax's OMONTYS® for anemia, UCB's Cimzia® for Crohn's disease and rheumatoid arthritis, Roche's PEGASYS® for hepatitis C and Amgen's Neulasta® for neutropenia. Additional development-stage products that leverage Nektar's proprietary technology platform include Baxter's BAX 855, a long-acting PEGylated rFVIII program, which is in Phase 1 clinical development.

Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our plans to initiate a Phase 2 clinical study for NKTR-181; AstraZeneca's planned regulatory filings with government health authorities for approval of NKTR-118 in one or more countries if the Phase 3 clinical studies for this drug candidate are successful; Baxter's planned start of Phase 3 development for BAX 855 prior to year-end; the strength of our financial position and our future ability to invest in the advancement of our proprietary drug candidates; the value and potential of certain drug candidates being developed by our collaboration partners including NKTR-118 and OMONTYS®; and the value and potential of Nektar's technology and research and development pipeline. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, (i) our ability to maintain sufficient cash, liquid resources, and investments and our ability to raise additional cash through the monetization or sale of assets held by us or through one or more financing transactions that may be dilutive to our existing stockholders, in order to fund the repayment of the principal amount of the $215.0 million in outstanding convertible subordinated notes due in September 2012 and to allow us to further invest in our business; (ii) our drug candidates and those of our collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval for numerous reasons including safety and efficacy findings even after positive findings in preclinical and clinical studies; (iii) the timing of the commencement or end of clinical trials and the commercial launch of our drug candidates may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (iv) scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of our technology platform to potential new drug candidates is therefore highly uncertain and unpredictable and one or more research and development programs could fail; and (v) certain other important risks and uncertainties set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nektar Investor Inquiries:
Jennifer Ruddock/Nektar Therapeutics	(415) 482-5585
Susan Noonan/SA Noonan Communications, LLC	(212) 966-3650

Nektar Media Inquiries:
Karen Bergman/BCC Partners	(650) 575-1509
Michelle Corral/BCC Partners	(415) 794-8662

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

ASSETS	March 31, 2012	December 31, 2011	(1)
Current assets:
Cash and cash equivalents	$ 148,485	$ 15,312
Short-term investments	233,624	225,856
Accounts receivable	10,803	4,938
Inventory	14,108	12,656
Other current assets	13,634	17,944
Total current assets	420,654	276,706

Long-term investments	116,732	173,768
Property and equipment, net	75,557	78,576
Goodwill	76,501	76,501
Other assets	5,345	999
Total assets	$ 694,789	$ 606,550

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 1,761	$ 3,019
Accrued compensation	8,187	12,807
Accrued expenses	7,759	6,669
Accrued clinical trial expenses	12,726	11,953
Deferred revenue, current portion	20,007	19,643
Convertible subordinated notes	214,955	214,955
Other current liabilities	5,358	6,486
Total current liabilities	270,753	275,532

Capital lease obligations, less current portion	13,890	14,582
Liability related to sale of future royalties	125,785	-
Deferred revenue, less current portion	111,050	108,188
Other long-term liabilities	10,824	10,437
Total liabilities	532,302	408,739

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock	11	11
Capital in excess of par value	1,602,141	1,597,428
Accumulated other comprehensive loss	(43)	(1,103)
Accumulated deficit	(1,439,622)	(1,398,525)
Total stockholders' equity	162,487	197,811
Total liabilities and stockholders' equity	$ 694,789	$ 606,550

(1) The consolidated balance sheet at December 31, 2011 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share information)
(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
Product sales and royalties	$ 10,122	$ 4,793
License, collaboration, and other	7,827	6,506
Total revenue	17,949	11,299

Operating costs and expenses:
Cost of goods sold	8,707	3,263
Research and development	35,085	30,176
General and administrative	10,414	11,727
Impairment of long-lived assets	1,675	-
Total operating costs and expenses	55,881	45,166

Loss from operations	(37,932)	(33,867)

Non-operating income (expense):
Interest income	632	432
Interest expense	(4,333)	(2,585)
Other income, net	660	134
Total non-operating expense	(3,041)	(2,019)

Loss before provision for income taxes	(40,973)	(35,886)
Provision for income taxes	124	148
Net loss	$ (41,097)	$ (36,034)

Basic and diluted net loss per share	$ (0.36)	$ (0.33)

Weighted average shares used in computing basic and diluted net loss per share	114,531	108,677

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2012	2011

Comprehensive Loss	$ (40,037)	$ (36,184)

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$ (41,097)	$ (36,034)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on liability related to sale of future royalties	1,815	-
Stock-based compensation	4,234	4,802
Depreciation and amortization	3,480	3,856
Impairment of long-lived assets	1,675	-
Other non-cash transactions	295	309
Changes in operating assets and liabilities:
Accounts receivable	(5,865)	22,942
Inventory	(1,452)	(4,446)
Other assets	4,305	(1,199)
Accounts payable	(1,290)	(2,895)
Accrued compensation	(4,620)	(1,572)
Accrued expenses	1,094	1,961
Accrued clinical trial expenses	773	1,505
Deferred revenue	3,226	(2,555)
Other liabilities	(1,191)	(1,544)
Net cash used in operating activities	$ (34,618)	$ (14,870)

Cash flows from investing activities:
Purchases of investments	(102,023)	(372,723)
Maturities of investments	151,964	113,235
Sales of investments	-	61,368
Purchases of property and equipment	(1,516)	(3,765)
Net cash provided by (used in) investing activities	$ 48,425	$(201,885)

Cash flows from financing activities:
Payments of capital lease obligations	(566)	(459)
Proceeds from sale of future royalties, net of transaction costs	119,589	-
Issuance of common stock, net of issuance costs	479	221,958
Net cash provided by financing activities	$ 119,502	$ 221,499
Effect of exchange rates on cash and cash equivalents	(136)	(14)
Net increase in cash and cash equivalents	$ 133,173	$ 4,730
Cash and cash equivalents at beginning of period	15,312	17,755
Cash and cash equivalents at end of period	$ 148,485	$ 22,485